EXHIBIT 99.2

NEWS RELEASE

HECLA MINING COMPANY ANNOUNCES CAD$796 MILLION AGREEMENT TO ACQUIRE AURIZON MINES LTD.

FOR IMMEDIATE RELEASE
March 4, 2013

COEUR D’ALENE, IDAHO -- Hecla Mining Company (NYSE:HL) (Hecla) (Company) is pleased to announce that it has entered into a definitive arrangement agreement (Arrangement Agreement) with Aurizon Mines Ltd. (TSX:ARZ) (NYSE:AZK) (Aurizon) pursuant to which Hecla will acquire all of the issued and outstanding common shares of Aurizon in a transaction with a total value of approximately CAD$796 million (the Transaction).

Under the terms of the Transaction, which is similar to a merger with a Hecla subsidiary under U.S. Law, Hecla will acquire all of the outstanding common shares of Aurizon for consideration valued at CAD$4.75 per share. Each holder of Aurizon common shares (Shareholder) may elect to receive either CAD$4.75 in cash (Cash Alternative) or 0.9953 of a Hecla share (Share Alternative), subject in each case to pro-ration based on a maximum cash consideration of CAD$513,631,193 and a maximum number of Hecla shares issued of 57,000,000. Assuming that all Shareholders elected either the Cash Alternative or the Share Alternative, each Shareholder would be entitled to receive CAD$3.11 in cash and 0.34462 of a Hecla share for each Aurizon common share.

Aurizon announced today that its Board of Directors, upon the recommendation of a Special Committee of the Board and after receipt of advice from its financial and legal advisors, has unanimously determined that the Transaction is in the best interests of Aurizon, is fair to shareholders and recommends that shareholders of Aurizon vote in favor of approving the Transaction. In addition, all the directors and senior officers of Aurizon have agreed to vote their shares in favor of the deal.

“We are pleased Aurizon’s Board recommends support of Hecla’s transaction,” said Hecla’s President and Chief Executive Officer, Phillips S. Baker, Jr. “Hecla and Aurizon together create a unique precious metals company with three long-life, high-grade, low-cost mines in some of the best mining jurisdictions in the world. These three properties have in common strong exploration potential on very large and contiguous land positions as well as locations near communities that are supportive to mining. In addition, all three utilize similar mining methods enabling Hecla to leverage the knowledge and experience from each mine across the organization. Hecla’s expertise in operating low-volume, high-value mines complements these assets, resulting in a value-added proposition for Hecla and Aurizon shareholders.”

Based on the closing price of the shares of Aurizon and Hecla on March 1, 2013, the Transaction implies a value per Aurizon share of CAD$4.75, which represents a premium of approximately 39% to the unaffected Aurizon share price on January 11, 2013, the last trading day prior to the announcement of the unsolicited bid for Aurizon by Alamos Gold Inc. (Alamos).

Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com

Transaction Highlights

Hecla believes that the Transaction is attractive to Aurizon’s shareholders for the following reasons:

1. Higher Premium
Hecla’s offer implies a value per Aurizon share of CAD$4.75, which represents a 39% premium to the Aurizon share price on January 11, 2013, the last trading day before Alamos made its bid, and a premium of 12% over the implied current value of the Alamos offer, based on the closing share prices of both Alamos and Aurizon on March 1, 2013.

2. Increased Value Certainty
The substantial cash component of Hecla’s offer provides Aurizon’s shareholders increased certainty in the value of the transaction.

3. Creation of a Leading Diversified Precious Metals Company
Shareholders who elect to receive Hecla shares or receive Hecla shares due to pro-ration, may continue to participate in silver and gold production growth of Hecla Mining Company with enhanced operating and commodity diversification, size and liquidity. The combined company is anticipated to have a market capitalization of approximately US$1.64 billion, based on current share prices.

4. Focused in Mining Friendly Jurisdictions in North America
Pro-forma for the transaction, 100% of the combined company’s operating assets will be in politically stable mining jurisdictions. The combined portfolio of mining assets has significant reserves and resources, lower cost structures, and positive and growing production profiles. Hecla anticipates production of approximately 8 to 9 million ounces of silver in 2013 from its primary silver mines, while Aurizon expects the Casa Berardi mine in Quebec to produce 125,000 to 130,000 ounces of gold in 2013.

5. Access to Hecla’s Underground Mining Expertise
Hecla has been mining precious metals for over 120 years, mainly from high-grade underground mines. Hecla’s experience in rock mechanics, shaft-sinking, paste backfill and ventilation, for example, is expected to benefit the continued development of the Casa Berardi mine.

6. Enhanced Exposure to Exploration and Pre-Development Projects
In addition to continued exposure to Aurizon’s prospective development and exploration portfolio, Hecla controls district-sized land packages with attractive exploration potential in the U.S. and Mexico. Aurizon’s shareholders who elect to receive Hecla shares or receive shares due to proration, can participate in the growth and development of the portfolio over time.

Financing the Transaction

The Transaction will be fully financed and will not require the approval of Hecla shareholders.

Section 3(a)(10) of the Securities Act of 1933, as amended (the "Securities Act"), exempts from the registration requirements under the Securities Act the issuance and exchange of securities which have been approved, after a hearing upon the fairness of the terms and conditions on which all persons to whom it is proposed the securities will be issued shall have the right to appear, by any court expressly authorized by law to grant such approval.

Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com

Hecla has received a commitment for a US$500 million financing from The Bank of Nova Scotia and there is no financing condition in the Arrangement Agreement. The financing includes a US$200 million amortizing term loan facility with a three-year maturity and a US$200 million three-year revolving credit facility. An additional US$100 million loan will mature shortly after the close of the transaction. The commitment for the financing is subject to satisfaction of certain customary conditions precedent for an acquisition financing.

Terms

The Transaction will be implemented by way of a court-approved plan of arrangement under the Business Corporations Act (British Columbia) and will require the approval of 66 2/3% of the votes cast by the affected security holders of Aurizon at a special meeting which is expected to take place in May 2013. The terms and conditions of the Transaction will be disclosed in a Management Information Circular of Aurizon which will be mailed to Shareholders and other affected security holders of Aurizon.

The Arrangement Agreement provides for, among other things, a non-solicitation covenant on the part of Aurizon (subject to customary fiduciary out provisions). The Arrangement Agreement also provides Hecla with a “right to match” any competing offer which constitutes a superior proposal and the Arrangement Agreement requires Aurizon to pay a termination fee of CAD$27.2 million in certain circumstances. The completion of the Transaction will also be subject to applicable regulatory approvals and closing conditions customary in transactions of this nature.

Assuming Aurizon shareholders approve the transaction at the special meeting and all court and regulatory approvals are obtained, the transaction is expected to close in the second quarter of 2013.

How to Withdraw Aurizon Shares from the Alamos Offer

Shareholders who have questions or who may have already tendered their shares to the unsolicited Offer by Alamos and wish to withdraw them, may do so by contacting Aurizon’s Information Agent, Georgeson, Toll Free (North America): 1-888-605-7616, Outside North America Call Collect: 1-781-575-2422 or Email: askus@georgeson.com.

Hecla Advisors and Counsel

BofA Merrill Lynch is acting as financial advisor to Hecla on this transaction and rendered a fairness opinion to Hecla’s Board of Directors in connection with the transaction. Cassels Brock & Blackwell LLP is serving as Canadian counsel to Hecla.

Conference Call Details

Hecla will host a conference call today, March 4, at 9 am Eastern Time to discuss the acquisition. You may join the conference call by dialing toll-free 1 866 730 5771 or 1 857 350 1595 internationally. The participant passcode is 42071935. Hecla's live and archived webcast can be accessed at www.hecla-mining.com under Investors or via Thomson StreetEvents Network.

Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com

About Hecla Mining Company

Hecla Mining Company (NYSE:HL) is a leading low cost U.S. silver producer with operating mines in Alaska and Idaho, exploration and pre-development properties in four world-class silver mining districts in the U.S. and Mexico, and an exploration office and investments in early-stage silver exploration projects in Canada.

Additional Information and Where to Find It

This material relates to Hecla’s proposed acquisition (the “Transaction”) of Aurizon. Shares of Hecla’s common stock (the “Hecla Shares”) issued in connection with the proposed Transaction may be registered pursuant to a registration statement to be filed with the SEC or issued pursuant to an available exemption. This information is not a substitute for any registration statement or any other document that Hecla may file with the SEC or that it or Aurizon may send to their respective shareholders in connection with the offer and/or issuance of Hecla Shares. Investors are urged to read any registration statement, if and when filed, and all other relevant documents that may be filed with the SEC or with Canadian regulatory authorities as and if they become available because they will contain important information about the issuance of Hecla Shares.  Documents, if and when filed with the SEC, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Hecla’s Investor Relations department at Hecla Mining Company; Investor Relations; 1-800-HECLA91 (1-800-432-5291); hmc-info@hecla-mining.com. This release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

In connection with the proposed transaction, Aurizon will fileproxy soliciting materials with the SEC and/or Canadian regulatory authorities. The information contained in any such filing may not be complete and may be updated, amended or changed. SHAREHOLDERS ARE URGED TO READ  SUCH MATERIALS WHEN AVAILABLE AND ANY OTHER  RELEVANT MATERIALS FILED WITH THE SEC AND/OR CANADIAN REGULATORY AUTHORITIESCAREFULLY IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT  THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Proxy solicitation materials will be mailed to Aurizon’s shareholders seeking their approval of the proposed transaction. Anyone may also obtain a copy of such materials free of charge once available by directing a request to: Hecla Mining Company 6500 N Mineral Drive, Suite 200, Coeur d’Alene, ID 83815-9408. 1-800-HECLA91 (1-800-432-5291)
Attention: Investor Relations. In addition, any relevant materials filed with the SEC will be available free of charge at the SEC’s website at www.sec.gov or  interested persons may access copies of such documentation filed with the SEC by the Company by visiting the Investors section of the Company’s website at www.hecla-mining.com.

Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com

Cautionary Statements

Statements made which are not historical facts, such as anticipated payments, litigation outcome, production, sales of assets, exploration results and plans, prospects and opportunities including reserves, resources, and mineralization, costs, and prices or sales performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may”, “will”, “should”, “expects”, “intends”, “projects”, “believes”, “estimates”, “targets”, “anticipates” and similar expressions are used to identify these forward-looking statements. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, risks associated with the completion of Transaction, the risk that expected synergies or cost savings resulting from the Transaction may not be achieved, metals price volatility, volatility of metals production and costs, environmental and litigation risks, operating risks, project development risks, political and regulatory risks, labor issues, ability to raise financing and exploration risks and results. Refer to the company's Form 10-K and 10-Q reports for a more detailed discussion of factors that may impact expected future results. The company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.

Similarly, please refer to the securities filings of Aurizon for further information concerning risks applicable to it and its forward-looking information.

For further information, please contact:

Jim Sabala, Sr. VP and CFO
or
Mike Westerlund, VP-Investor Relations

Hecla Mining Company
Investor Relations
Direct Main: 1-800-HECLA91 (1-800-432-5291)
hmc-info@hecla-mining.com
www.hecla-mining.com

Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com